As filed with the Securities and Exchange Commission on February 28, 2022

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

WILLIS TOWERS WATSON SUB HOLDINGS UNLIMITED COMPANY

WILLIS NETHERLANDS HOLDINGS B.V.

WILLIS INVESTMENT UK HOLDINGS LIMITED

TA I LIMITED

WILLIS TOWERS WATSON UK HOLDINGS LIMITED

TRINITY ACQUISITION PLC

WILLIS GROUP LIMITED

WILLIS NORTH AMERICA INC.

(Exact name of registrant as specified in its charter)

Ireland Ireland Netherlands England & Wales England & Wales England & Wales England & Wales England & Wales Delaware	98-0352587 98-1261616 98-0644532 98-0596489 98-0351629 98-1348145 98-0198190 98-0199005 13-5654526
(State or other jurisdiction of incorporation)	(I.R.S. Employee Identification Number)

c/o Willis Group Limited The Willis Building 51 Lime Street London EC3M 7DQ, England and Wales 011 44 203 124 6000	Willis Towers Watson Public Limited Company c/o Matthew S. Furman, Esq. General Counsel Brookfield Place 200 Liberty Street, 7th Floor New York, New York 10281 (212) 915-8888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Corey R. Chivers, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

This Registration Statement contains a prospectus relating to both the offering of newly issued securities and remarketing or other resale transactions, as well as re-sales by selling securityholders, that occur on an ongoing basis in securities that have been previously or will be issued under this Registration Statement.

PROSPECTUS

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Debt Securities

Preferred Shares

Ordinary Shares

Warrants

Warrant Units

Share Purchase Contracts

Share Purchase Units

Prepaid Share Purchase Contracts

TRINITY ACQUISITION PLC

Debt Securities

WILLIS NORTH AMERICA INC.

Debt Securities

Guarantees of Debt Securities of

Willis Towers Watson Public Limited Company, Trinity Acquisition plc and Willis North America Inc.

We or either of our indirect wholly-owned subsidiaries, Trinity Acquisition plc and Willis North America Inc. (each a “Subsidiary Issuer,” and together, the “Subsidiary Issuers”), may offer the securities listed above, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We or the Subsidiary Issuers may sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, selling securityholders may sell these securities, from time to time, on terms described in the applicable prospectus supplement. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in supplements to this prospectus.

Investing in these securities involves risks. See “Risk Factors” on page 9 and the information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Willis Towers Watson Public Limited Company’s ordinary shares are listed on the NASDAQ Global Select Market under the symbol “WTW.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus and an applicable prospectus supplement may be used in the initial sale of the securities or in resales by selling securityholders. In addition, Willis Towers Watson Public Limited Company, the Subsidiary Issuers or any of their respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices, as determined from time to time.

Prospectus dated February 28, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a shelf registration or continuous offering process. Under this shelf registration or continuous offering process, we or the Subsidiary Issuers may sell any combination of the securities described in this prospectus in one or more offerings. In this section, “we” refers only to Willis Towers Watson Public Limited Company.

This prospectus describes some of the general terms that may apply to the securities that we or the Subsidiary Issuers may offer and the general manner in which the securities may be offered. Each time we or the Subsidiary Issuers sell securities, we or the Subsidiary Issuers will provide a prospectus supplement containing specific information about the terms of the securities being offered and the manner in which they may be offered. Willis Towers Watson Public Limited Company, the Subsidiary Issuers and any underwriter or agent that we may from time to time retain may also provide you with other information relating to an offering, which we refer to as “other offering material.” A prospectus supplement or any such other offering material provided to you may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material United States federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA.” A prospectus supplement or such other offering material may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or other offering material, you must rely on the information in the prospectus supplement or other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material provided to you. You should read this prospectus and any prospectus supplement or other offering material together with the additional information described under the heading “Incorporation By Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site mentioned under the heading “Where You Can Find More Information About Us.”

You should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference, and in other offering material, if any, provided by us or any underwriter or agent that we may from time to time retain. Reference to a prospectus supplement means the prospectus supplement describing the specific terms of the securities you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. Neither we nor the Subsidiary Issuers, nor any underwriters or agents whom we may from time to time retain, have authorized anyone to provide you with different information. Neither we nor the Subsidiary Issuers are offering the securities in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, any document incorporated by reference, or any other offering material is truthful or complete at any date other than the date mentioned on the cover page of these documents.

We or the Subsidiary Issuers may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by Willis Towers Watson Public Limited Company or the Subsidiary Issuers directly or through dealers or agents designated from time to time. If Willis Towers Watson Public Limited Company or the Subsidiary Issuers, directly or through agents, solicit offers to purchase the securities, Willis Towers Watson Public Limited Company and the Subsidiary Issuers reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers. In addition, selling securityholders may sell securities on terms described in the applicable prospectus supplement.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to as the “Securities Act.”

Unless otherwise stated, or the context otherwise requires, references in this prospectus to the “Company,” “Willis Towers Watson Public Limited Company,” “WTW” and “Holdings,” refer to Willis Towers Watson Public Limited Company only and do not include its consolidated subsidiaries. Unless the context otherwise requires or otherwise stated, references to “we,” “us,” “our” and “Willis Towers Watson Group” refer to the Company and its consolidated subsidiaries.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or “$.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have included in this document (including the information incorporated by reference in this prospectus) “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which are intended to be covered by the safe harbors created by those laws. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook, the impact of the COVID-19 pandemic on our business, future capital expenditures, ongoing working capital efforts, future share repurchases, financial results (including our revenue, costs or margins), the impact of changes to tax laws on our financial results, existing and evolving business strategies and acquisitions and dispositions, including the sale of the Company’s treaty-reinsurance business (“Willis Re”) to Arthur J. Gallagher & Co. (“Gallagher”), demand for our services and competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, our ability to successfully manage ongoing leadership, organizational and technology changes, including investments in improving systems and processes, our ability to implement and realize anticipated benefits of any cost-savings initiatives including the multi-year operational ‘Transformation program,’ and plans and references to future successes, including our future financial and operating results, plans, objectives, expectations and intentions are forward-looking statements. Also, when we use words such as ‘may,’ ‘will,’ ‘would,’ ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘expect,’ ‘intend,’ ‘plan,’ ‘probably,’ or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained or incorporated by reference in this document, including the following:

•	our ability to successfully establish, execute and achieve our global business strategy as it evolves;

•	our ability to fully realize anticipated benefits of our growth strategy;

•	changes in demand for our services, including any decline in consulting services, defined benefit pension plans or the purchasing of insurance;

•	the risks related to changes in general economic, business and political conditions, including changes in the financial markets and inflation;

•

the risks relating to the adverse impact of the ongoing COVID-19 pandemic, including supply chain, workforce availability, vaccination rates, new or emerging variants and further social-distancing orders in jurisdictions where we do business, on the demand for our products and services, our cash flows and our business operations, including increased demand on our information technology resources and systems and related risks of cybersecurity breaches or incidents;

•	the risks relating to the sale of Willis Re to Gallagher, including incremental business, operational and regulatory risks created by transitional arrangements and pending transactions;

•	significant competition that we face and the potential for loss of market share and/or profitability;

•	the impact of seasonality, differences in timing of renewals and non-recurring revenue increases from disposals and book-of-business sales;

•	the failure to protect client data or breaches of information systems or insufficient safeguards against cybersecurity breaches or incidents;

•	the risk of increased liability or new legal claims arising from our new and existing products and services, and expectations, intentions and outcomes relating to outstanding litigation;

•	the risk of substantial negative outcomes on existing litigation or investigation matters;

•	changes in the regulatory environment in which we operate, including, among other risks, the impacts of pending competition law and regulatory investigations;

•	various claims, government inquiries or investigations or the potential for regulatory action;

•	our ability to make divestitures or acquisitions and our ability to integrate or manage such acquired businesses;

•	our ability to successfully hedge against fluctuations in foreign currency rates;

•	our ability to integrate direct-to-consumer sales and marketing solutions with our existing offerings and solutions;

•	our ability to comply with complex and evolving regulations related to data privacy and cyber security;

•	our ability to successfully manage ongoing organizational changes, including investments in improving systems and processes;

•	disasters or business continuity problems;

•	the impact of Brexit;

•	our ability to successfully enhance our billing, collection and other working capital efforts, and thereby increase our free cash flow;

•	the potential impact of the anticipated replacement of the London Interbank Offered Rate;

•	our ability to properly identify and manage conflicts of interest;

•	reputational damage, including from association with third parties;

•	reliance on third-party services;

•	risks relating to changes in our management structures and in senior leadership;

•	the loss of key employees or a large number of employees;

•	doing business internationally, including the impact of exchange rates;

•	compliance with extensive government regulation;

•	the risk of sanctions and related counter-sanctions imposed by governments, or changes to associated sanction regulations;

•	our ability to effectively apply technology, data and analytics changes for internal operations, maintaining industry standards and meeting client preferences;

•	changes and developments in the insurance industry or the U.S. healthcare system, including those related to Medicare and any legislative actions from the current U.S. Congress;

•	the inability to protect the Company’s intellectual property rights, or the potential infringement upon the intellectual property rights of others;

•	fluctuations in our pension assets and liabilities;

•

our capital structure, including indebtedness amounts, the limitations imposed by the covenants in the documents governing such indebtedness and the maintenance of the financial and disclosure controls and procedures of each;

•	our ability to obtain financing on favorable terms or at all;

•	adverse changes in our credit ratings;

•

the impact of recent or potential changes to U.S. or foreign tax laws, including on our effective tax rate, and the enactment of additional, or the revision of existing, state, federal, and/or foreign regulatory and tax laws, development of case law, other regulations and any policy changes and legislative actions;

•	U.S. federal income tax consequences to U.S. persons owning at least 10% of our shares;

•	changes in accounting principles, estimates or assumptions;

•	risks relating to or arising from environmental, social and governance (ESG) practices;

•	fluctuation in revenue against our relatively fixed or higher than expected expenses;

•	the laws of Ireland being different from the laws of the U.S. and potentially affording less protections to the holders of our securities; and

•	our holding company structure potentially preventing us from being able to receive dividends or other distributions in needed amounts from our subsidiaries.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For additional factors, see the section entitled “Risk Factors.”

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. With regard to these risks, uncertainties and assumptions, the forward-looking events discussed in this document and the accompanying prospectus may not occur, and we caution you against unduly relying on these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings contain important information that does not appear in this prospectus. The SEC filings are available to the public on the SEC’s website at www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website referred to above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that is filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information that we file later with the SEC may update and supersede the information in this prospectus and in the information we incorporate by reference. We incorporate by reference the documents listed below (File No. 001-16503) and any filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities offered by this prospectus (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 24, 2022;

•	Our Current Report on Form 8-K filed on January 7, 2022; and

•	The description of our share capital contained in our Form 8-A, filed on January 5, 2016, including any amendments or reports filed for the purpose of updating the description.

The Company makes available, free of charge through our website at www.willistowerswatson.com, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, and Forms 3, 4, and 5 filed on behalf of directors and executive officers, as well as any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Nothing contained herein shall be deemed to incorporate information furnished to but not filed with the SEC. Unless specifically incorporated by reference in this prospectus, information on our website is not a part of the registration statement or any applicable prospectus supplement. You may also request a copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning us at the following address or telephone number:

Willis Towers Watson Public Limited Company

Brookfield Place

200 Liberty Street, 7th Floor

New York, New York 10281

Attention: Investor Relations

Telephone: (212) 915-8888

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that may be important to you. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To understand the terms of our securities, you should carefully read this document with the applicable prospectus supplement. Together, these documents will give the specific terms of the securities we are offering. You should also read the documents we have incorporated by reference in this prospectus described above under “Incorporation By Reference.”

The Securities We May Offer

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration or continuous offering process. Under the shelf registration process, Willis Towers Watson Public Limited Company may offer from time to time any of the following securities, either separately or in units with other securities:

•	debt securities;

•	preferred shares;

•	ordinary shares;

•	warrants and warrant units;

•	share purchase contracts and prepaid share purchase contracts; and

•	share purchase units.

In addition, Trinity Acquisition plc or Willis North America Inc. may offer debt securities. Debt securities issued by Willis Towers Watson Public Limited Company may be guaranteed by certain of its direct and indirect subsidiaries, including Willis Towers Watson Sub Holdings Unlimited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Willis Towers Watson UK Holdings Limited, Trinity Acquisition plc, Willis Group Limited and Willis North America Inc. Debt securities issued by Trinity Acquisition plc or Willis North America Inc. may be guaranteed by certain of their respective direct and indirect parent entities and direct and indirect subsidiaries.

In addition, certain selling stockholders identified in a prospectus supplement may offer and sell these securities, from time to time, on terms described in the applicable prospectus supplement.

Our Business

WTW is a leading global advisory, broking and solutions company that provides data-driven, insight-led solutions in the areas of people, risk and capital. Leveraging the global view and local expertise of our more than 44,000 colleagues serving more than 140 countries and markets, we help sharpen strategies, enhance organizational resilience, motivate workforces and maximize performance. We design and deliver solutions that manage risk, optimize benefits, cultivate talent and expand the power of capital to protect and strengthen institutions and individuals. Working closely with our clients, we uncover opportunities for sustainable success.

Our clients operate on a global and local scale in a multitude of businesses and industries throughout the world and generally range in size from large, major multinational corporations to middle-market domestic and international companies. Our clients include many of the world’s leading corporations, including approximately 92% of the FTSE 100, 91% of the Fortune 1000, and 90% of the Fortune Global 500 companies. We also advise the majority of the world’s leading insurance companies. We work with major corporations, emerging growth companies, governmental agencies and not-for-profit institutions in a wide variety of industries, with many of our client relationships spanning decades. No one client accounted for a significant concentration of revenue in each of the years ended December 31, 2021, 2020 and 2019. We place insurance with more than 2,500 insurance carriers, none of which individually accounted for a significant concentration of the total premiums we placed on behalf of our clients in 2021, 2020 or 2019.

The Registrants

Willis Towers Watson plc was formed upon completion of the merger on January 4, 2016, pursuant to the Agreement and Plan of Merger, dated June 29, 2015, as amended on November 19, 2015 (the “Merger Agreement”), between Willis Group Holdings Public Limited Company, Towers Watson & Co. (“Towers Watson”) and Citadel Merger Sub, Inc., a wholly-owned subsidiary of Willis formed for the purpose of facilitating this transaction (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into Towers Watson with Towers Watson continuing as the surviving corporation and a wholly-owned subsidiary of Willis.

Each of Willis Towers Watson Sub Holdings Unlimited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Willis Towers Watson UK Holdings Limited, Trinity Acquisition plc, Willis Group Limited and Willis North America Inc. are direct or indirect wholly-owned subsidiaries of Willis Towers Watson Public Limited Company that act as holding companies of each other or other subsidiaries. Each one has been organized under the laws of the United Kingdom except for Willis Towers Watson Sub Holdings Unlimited Company, which was incorporated in Ireland on August 27, 2015, Willis Netherlands Holdings B.V., which was incorporated in the Netherlands on November 27, 2009, and Willis North America Inc., which was incorporated in Delaware on December 27, 1928.

For administrative convenience, we and each of our subsidiary registrants utilize the offices of Willis Group Limited as our and their principal executive offices, located at The Willis Building, 51 Lime Street, London EC3M 7DQ, England. The telephone number is (44) 203 124 6000. Our web site address is www.willistowerswatson.com. The information on our website is not a part of this prospectus. Willis North America Inc.’s principal executive offices are located at Brookfield Place, 200 Liberty Street, 7th Floor, New York, New York 10281 and its telephone number is 212-915-8888.

RISK FACTORS

Before you invest in these securities, you should carefully consider the risks involved. These risks include, but are not limited to:

•	the risks described in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 24, 2022, which is incorporated by reference into this prospectus; and

•	any risks that may be described in other filings we make with the SEC or in the prospectus supplements relating to specific offerings of securities.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds that we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes. General corporate purposes may include using the funds for working capital, repayment of debt, capital expenditures, possible acquisitions and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the debt securities, preferred shares, ordinary shares, warrants, warrant units, share purchase contracts, share purchase units or prepaid share purchase contracts that may be offered under this prospectus.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus forms a part, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We, or any selling securityholders, may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, or a combination thereof, on a continuous or delayed basis. We will provide the specific plan of distribution for any securities to be offered in supplements to this prospectus.

EXPERTS

The consolidated financial statements of Willis Towers Watson Public Limited Company and its subsidiaries as of December 31, 2021 and 2020, and for the three years ended December 31, 2021, 2020 and 2019, incorporated by reference in this prospectus, and the effectiveness of Willis Towers Watson Public Limited Company’s internal control over financial reporting as of December 31, 2021, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities under Irish law will be passed upon for us by Matheson. Unless otherwise indicated in the applicable prospectus supplement, certain matters of New York law will be passed upon for us by Weil, Gotshal & Manges LLP. Unless otherwise indicated in the applicable prospectus supplement, certain matters of the laws of the Netherlands will be passed upon for us by Baker & McKenzie Amsterdam N.V. Unless otherwise indicated in the applicable prospectus supplement, certain matters of English law will be passed upon for us by Weil, Gotshal & Manges (London) LLP. Any underwriters, dealers or agents may be advised about other issues relating to any offering by their own legal counsel.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Debt Securities

Preferred Shares

Ordinary Shares

Warrants

Warrant Units

Share Purchase Contracts

Share Purchase Units

Prepaid Share Purchase Contracts

TRINITY ACQUISITION PLC

Debt Securities

WILLIS NORTH AMERICA INC.

Debt Securities

Guarantees of Debt Securities of

Willis Towers Watson Public Limited Company, Trinity Acquisition plc and Willis North America Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses Of Issuance And Distribution

The table below itemizes the fees and expenses incurred or expected to be incurred by the registrants in connection with the registration and issuance of the securities being registered hereunder. The registrants will bear all expenses of this offering. All amounts shown are estimates.

SEC registration fee*	$	*	*
Blue sky filings		*	*
Legal fees and expenses		*	*
Accounting fees and expenses		*	*
Trustees’ fees and expenses		*	*
Printing and engraving fees		*	*
Rating Agency fees and expenses		*	*
Miscellaneous expenses		*	*
Total	$	*	*

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) under the Securities Act and are not estimated at this time.
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification Of Directors And Officers

Willis Towers Watson Public Limited Company and Willis Towers Watson Sub Holdings Unlimited Company

The Company’s articles of association (the “Articles”) provide that, subject to applicable law, the Company shall indemnify its directors and officers against all liabilities, loss, damage or expense incurred or suffered by such person as a director or officer. The Articles further provide that such indemnified persons shall be indemnified out of the funds of the Company against all liabilities incurred or suffered in defending any proceedings, whether civil or criminal, and the Company shall pay such amounts unless expressly prohibited by the Irish Companies Act 2014 (the “Irish Companies Act”). The Articles also require the Company, subject to the Irish Companies Act, to pay expenses incurred by a director or officer in defending any civil or criminal action or proceeding in advance of the final disposition of any such action or proceeding, provided that the indemnified person undertakes to repay the Company such amount if it is ultimately determined that such person was not entitled to indemnification. The constitution of Willis Towers Watson Sub Holdings Unlimited Company provides that, subject to the provisions of the Irish Companies Act, Willis Towers Watson Sub Holdings Unlimited Company may indemnify any of its officers against any liability incurred by him or her in defending proceedings, whether civil or criminal, in which judgment is given in his or her favour or in which he or she is acquitted, or in connection with any proceedings or application under statute for which relief is granted to him or her by the court. With regard to the Company’s and Willis Towers Watson Sub Holdings Unlimited Company’s indemnification of its directors and its secretary, the Irish Companies Act prescribes that an Irish company may only indemnify an officer for liability attaching to that officer which does not involve negligence, default, breach of duty or breach of trust and any liability incurred by an officer in respect of proceedings in which judgment is given in his or her favour or in which he or she is acquitted or where the court has granted relief, wholly or partially, on the basis that he or she has acted honestly and reasonably and, having regard to the circumstances of the case, ought fairly be excused. These restrictions in the Irish Companies Act do not apply to executives who are not directors or the secretary of an Irish company. Any provision which seeks to indemnify a director or secretary of an Irish company over and above this shall be void under Irish law, whether contained in its articles of association or in any contract between the director or secretary and the Irish company.

Irish companies may take out directors’ and officers’ liability insurance, as well as other types of insurance, for their directors and officers. The Company maintains a directors’ and officers’ liability policy on behalf of itself and Willis Towers Watson Sub Holdings Unlimited Company.

The Company has entered into deeds of indemnity and indemnification agreements, respectively, with each of its directors and certain officers. These arrangements provide for the indemnification of, and advancement of expenses to, the indemnitee by such registrant, respectively, to the fullest extent permitted by law and include related provisions meant to facilitate the indemnitee’s receipt of such benefits.

Willis Netherlands Holdings B.V.

Members of the Board of Managing Directors of Willis Netherlands Holdings B.V. (the “Willis Netherlands”) are, to a limited extent, insured under an insurance policy against damages resulting from their conduct when acting in their capacity as members of the Board of Managing Directors of Willis Netherlands.

Under Dutch law, the following applies with respect to liability of members of the Board of Managing Directors and possible indemnifications by Willis Netherlands. As a general rule, members of the Board of Managing Directors are not liable for obligations incurred by or on behalf of Willis Netherlands. Under certain circumstances, however, they may become either jointly or severally liable, either towards Willis Netherlands or vis-à-vis third parties.

With respect to their liability vis-à-vis Willis Netherlands the following applies. As a general rule, each member of the Board of Managing Directors must properly perform the duties (behoorlijke taakvervulling) assigned to him or her. Failure of a member of the Board of Managing Directors in his or her duties does not automatically lead to liability. Liability is only incurred in case a director can be attributed serious blame (ernstig verwijt). In principle, if there is more than one director on the board, the entire board is jointly and severally liable for damages. For an individual member of the Board of Managing Directors to avoid liability, he or she has to prove that neither improper management is attributable to him or her nor that he or she was negligent in taking measures to avoid the consequences thereof. The liability of members of the Board of Managing Directors towards Willis Netherlands can be waived by a discharge (decharge). Discharge is generally granted by the general meeting of shareholders. There are two types of discharge that are generally applied. The first is discharge in relation to the adoption of financial statements. Such discharge in principle only releases directors from liability for actions which appear from the annual accounts. The second is a general discharge which may be granted when a director resigns or is dismissed. Such discharge only releases for facts that have been (properly) disclosed at the general meeting. A discharge does not affect the liability of the directors towards third parties or their liability to the trustee in bankruptcy.

With respect to their liability vis-à-vis third parties, there are various statutory grounds pursuant to which members of the Board of Managing Directors may be held liable towards third parties (which may be creditors of Willis Netherlands, but may, for example, also be regulators). Such grounds may, for example, be specific liability in bankruptcy, liability for tax debts, social security contributions and contributions to mandatory pension funds, liability based on tort, liability in relation to dividend pay-outs, liability for misrepresentation in published annual accounts and personal liability of members of the Board of Managing Directors under Dutch criminal law. Depending upon the ground of the claim, the bylaws of Willis Netherlands and/or statutory requirements, Willis Netherlands may or may not have an obligation to indemnify its board of directors for loss resulting from a claim brought by a third party. Similarly, depending upon the ground of the claim, the bylaws of Willis Netherlands, and/or statutory requirements, the insurance maintained on behalf of the Directors of the Willis Netherlands board may or may not indemnify such directors for loss resulting from a claim brought by a third party.

In case of bankruptcy of Willis Netherlands, the trustee in bankruptcy- on behalf of the joint creditors—may hold each member of the Board of Managing Directors jointly and severally liable for the shortfall of the bankruptcy estate (boedel) of Willis Netherlands to the extent this cannot be satisfied out of the liquidation of the other assets and if (i) the Board of Managing Directors has evidently improperly performed (kennelijk onbehoorlijk) its duties and (ii) it is plausible that such improper performance was an important cause of the bankruptcy. Clear indications of such improper performance are lack of a proper administration and failure to publish financial statements in accordance with the rules set out in the Dutch Civil Code. An action by the trustee on behalf of the joint creditors does not stand in the way of individual creditors also filing claims against directors.

Willis Investment UK Holdings Limited, TA I Limited, Willis Towers Watson UK Holdings Limited, Trinity Acquisition plc and Willis Group Limited

Article 58 of the articles of association of each of Willis Investment UK Holdings Limited, TA I Limited, Willis Towers Watson UK Holdings Limited, Trinity Acquisition plc and Willis Group Limited currently provides:

“(1) Subject to paragraph (2), a relevant director of the company or an associated company may be indemnified out of the company’s assets, subject to the Group directors’ and officers’ insurance policy against-

(a) any liability incurred by that director in connection with any negligence, default, breach of duty or breach of trust in relation to the company or an associated company,

(b) any liability incurred by that director in connection with the activities of the company or an associated company in its capacity as a trustee of an occupational pension scheme (as defined in section 235(6) of the Companies Act 2006),

(c) any other liability incurred by that director as an officer of the company or an associated company,

including by funding any expenditure incurred or to be incurred by him in connection with any liability referred to in this paragraph (1).

(2) This article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Acts or by any other provision of law

(3) In this article-

(a) an associated company means any body corporate which is or was a subsidiary of the company, or in which the company or any subsidiary of the company is or was interested, and

(b) a “relevant director” means any director or former director of the company or an associated company”

The relevant legislation is the Companies Act 2006 and the relevant provisions are Sections 205, 232, 233, 234, 235, 236, 237, 238 and 1157.

Section 205 provides that a company can provide a director with the funds to meet expenditures incurred or to be incurred by him in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company or in connection with any application under sections 661(3) and 661(4) (acquisition of shares by innocent nominee) or section 1157 (described below). Such financial assistance must be repaid if the director is convicted, judgment is found against him or the court refuses to grant the relief on the application.

Section 232 provides that any provision to exempt to any extent a director from liability from negligence, default, breach of duty or trust by him in relation to the company is void. Any provision by which a company directly or indirectly provides (to any extent) an indemnity for a director of the company or an associated company against any such liability is also void unless it is a qualifying third party indemnity provision or indemnifies against certain matters in relation to the company acting as trustee of an occupational pension scheme.

Section 233 permits liability insurance, commonly known as directors’ and officers’ liability insurance, purchased and maintained by a company against liability for negligence, default, breach of duty or breach of trust in relation to the company.

Pursuant to Section 234, an indemnity is a qualifying third party indemnity as long as it does not provide: (i) any indemnity against any liability incurred by the director to the company or to any associated company; (ii) any indemnity against any liability incurred by the director to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature; and (iii) any indemnity against any liability incurred by the director in defending criminal proceedings in which he is convicted, civil proceedings brought by the company or an associated company in which judgment is given against him or where the court refuses to grant him relief under an application under sections 661(3) and 661(4) (acquisition of shares by innocent nominee) or section 1157 (described below).

Section 235 allows a company to provide an indemnity to a director if the company is a trustee of an occupational person scheme, with such indemnity to protect against liability incurred in connection with the company’s activities as trustee of the scheme.

Any indemnity provided under Section 234 or Section 235 in force for the benefit of one or more directors of the company must be disclosed in the directors’ annual report in accordance with Section 236 and copies of such indemnification provisions made available for inspection in accordance with Section 237 (and every member has a right to inspect and request such copies under Section 238).

Section 1157 provides:

“(1) If in proceedings for negligence, default, breach of duty or breach of trust against

(a) an officer of a company, or

(b) a person employed by a company as auditor (whether he is or is not an officer of the company),

it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

“(2) If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust,

(a) he may apply to the court for relief, and

(b) the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

“(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.”

A court has wide discretion in granting relief, and may authorize civil proceedings to be brought in the name of the company by a shareholder on terms that the court directs. Except in these limited circumstances, English law does not generally permit class action lawsuits by shareholders on behalf of the company or on behalf of other shareholders.

The directors and officers of Willis Investment UK Holdings Limited, TA I Limited, Willis Towers Watson UK Holdings Limited, Trinity Acquisition plc and Willis Group Limited are covered by a directors’ and officers’ insurance policy maintained by Willis Towers Watson Public Limited Company.

Willis North America Inc.

Under Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), Willis North America Inc. is empowered to indemnify its directors and officers in the circumstances therein provided. Certain portions of Section 145 are summarized below.

Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. For indemnification with respect to any act or omission occurring after December 31, 2020, references to “officer” for purposes of Section 145(c)(1) and (2) mean only a person who at the time of such act or omission is deemed to have consented to service by the delivery of process to the registered agent of the corporation as provided in Section 145(c). A corporation under the DGCL may indemnify any other person who is not a present or former director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein.

Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

By-law Provisions on Indemnification. Article IX of the By-laws of Willis North America Inc. sets forth the extent to which the directors, officers and employees of Willis North America Inc. may be indemnified by Willis North America Inc. against liabilities which they may incur while serving in such capacity. Article IX generally provides that Willis North America Inc. shall to the fullest extent permitted by applicable law indemnify any person who is or was a director or officer of Willis North America Inc. (and to such person’s heirs and legal representatives) and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of Willis North America Inc. to procure a judgment in its favor) by reason of the fact that he is or was a director or officer of the Corporation or is or was serving, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding. Willis North America Inc. shall pay the expenses of such directors and officers incurred in connection with such proceeding in advance, provided that the director or officer makes a written undertaking to repay the amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified.

Article IX additionally generally provides that Willis North America Inc. may provide indemnification to employees and agents of Willis North America Inc. and to any person serving, at the request of Willis North America Inc., as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) in the same manner and with the same scope and effect as that provided to any director or officer pursuant to Article IX.

Willis North America Inc. may purchase and maintain insurance to protect itself and any director or officer against any expenses, judgments, fines and amounts paid in settlement as specified above or in connection with any proceeding referred to above, to the fullest extent permitted by applicable law.

The rights conferred by Article IX are not exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

The above discussion of the By-Laws of Willis North America Inc. and of the DGCL is not intended to be exhaustive and is qualified in its entirety by such By-Laws and the DGCL.

Willis North America Inc. has entered into indemnification agreements with the directors of Willis Towers Watson Public Limited Company and certain officers. These arrangements provide for the indemnification of, and advancement of expenses to, the indemnitee by such registrant, respectively, to the fullest extent permitted by law and include related provisions meant to facilitate the indemnitee’s receipt of such benefits.

Item 16.	Exhibits

The following exhibits are filed as part of this registration statement or incorporated by reference herein:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

2.1	Agreement and Plan of Merger, dated as of June 29, 2015, by and among Willis Group Holdings plc, Citadel Merger Sub, Inc. and Towers Watson & Co (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed June 30, 2015 (SEC File No. 001-16503)).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of November 19, 2015, by and among Willis, Merger Sub and Towers Watson (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed November 20, 2015 (SEC File No. 001-16503)).

4.1	Indenture, dated as of August 15, 2013, by and among Trinity Acquisition plc, as issuer, Willis Group Holdings Public Limited Company, Willis Netherlands Holdings B.V., Willis North America Inc., Willis Investment UK Holdings Limited, TA I Limited and Willis Group Limited, as guarantors, and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on August 15, 2013 (SEC File No. 001-16503)).

4.2	Second Supplemental Indenture, dated as of March 9, 2016, by and among Trinity Acquisition plc, as issuer, Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Unlimited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Willis Group Limited and Willis North America Inc., as guarantors, and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee, to the Indenture dated as of August 15, 2013 (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed on March 10, 2016 (SEC File No. 001-16503)).

Exhibit No.	Description

4.3	Fifth Supplemental Indenture, dated as of August 11, 2017, among Trinity Acquisition plc, as issuer, Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Unlimited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Willis Group Limited and Willis North America Inc., as existing guarantors, Willis Towers Watson UK Holdings Limited as assuming guarantor and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association as trustee (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed on August 16, 2017 (SEC File No. 001-16503)).

4.4	Indenture, dated as of May 16, 2017, among Willis North America Inc., as issuer, Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Unlimited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Trinity Acquisition plc and Willis Group Limited, as guarantors, and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on May 16, 2017 (SEC File No. 001-16503)).

4.5	Second Supplemental Indenture, dated as of August 11, 2017, among Willis North America Inc., as issuer, Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Unlimited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Trinity Acquisition plc and Willis Group Limited, as existing guarantors, Willis Towers Watson UK Holdings Limited as assuming guarantor and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.4 to the Company’s Form 8-K filed on August 16, 2017 (SEC File No. 001-16503)).

4.6	Form of Indenture among Willis Towers Watson Public Limited Company, as issuer, Willis Towers Watson Sub Holdings Unlimited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Willis Towers Watson UK Holdings Limited, Trinity Acquisition plc and Willis Group Limited and Willis North America Inc., as guarantors, and Computershare Trust Company, N.A., as Trustee.**

4.7	Form of Debt Securities.*

4.8	Form of Warrant Agreement.*

4.9	Form of Warrant Unit.*

4.10	Form of Share Purchase Contract Agreement.*

4.11	Form of Share Purchase Unit.*

4.12	Form of Prepaid Share Purchase Contract.*

4.13	Form of Guarantee.*

5.1	Opinion of Weil, Gotshal & Manges LLP (US), dated February 28, 2022.**

5.2	Opinion of Matheson, dated February 28, 2022. **

5.3	Opinion of Baker & McKenzie Amsterdam N.V., dated February 28, 2022.**

5.4	Opinion of Weil, Gotshal & Manges (London) LLP, dated February 28, 2022.**

23.1	Consent of Weil, Gotshal & Manges, LLP (US) (included as part of Exhibit 5.1).**

23.2	Consent of Matheson (included as part of Exhibit 5.2).**

23.3	Consent of Baker & McKenzie Amsterdam N.V. (included as part of Exhibit 5.3).**

Exhibit No.	Description

23.4	Consent of Weil, Gotshal & Manges (London) LLP (included as part of Exhibit 5.4).**

23.5	Consent of Deloitte & Touche LLP for Willis Towers Watson Public Limited Company.**

24.1	Power of Attorney of the Registrants (included on signature page).**

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Computershare Trust Company, N.A., to act as trustee under the Indenture, among Trinity Acquisition plc, as issuer, Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Unlimited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Willis Group Limited, and Willis North America Inc., as guarantors, and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee.**

25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Computershare Trust Company, N.A., to act as trustee under the Indenture, among Willis Towers Watson Public Limited Company, as issuer, Willis Towers Watson Sub Holdings Unlimited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Trinity Acquisition plc, Willis Group Limited, and Willis North America Inc. as guarantors, and Computershare Trust Company, N.A., as Trustee.**

25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Computershare Trust Company, N.A., to act as trustee under the Indenture, among Willis North America Inc., as issuer, Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Unlimited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, WTW Bermuda Holdings Ltd., Trinity Acquisition plc and Willis Group Limited, as guarantors, and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association., as Trustee.**

107	Filing Fee Table **

*

To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	Filed herewith.

Item 17.	Undertakings

The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of a Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To supplement the prospectus, after the expiration of any warrant or right subscription period, to set forth the results of any warrant or right subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 28, 2022.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

By:	/s/ Andrew Krasner
Name: Andrew Krasner
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacity and on the date indicated.

/s/ Andrew Krasner Andrew Krasner	Chief Financial Officer (Principal Financial Officer and Authorized U.S. Representative)	February 28, 2022

/s/ Joseph S. Kurpis Joseph S. Kurpis	Principal Accounting Officer and Controller (Principal Accounting Officer and Controller)	February 28, 2022

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Carl A. Hess, Andrew Krasner, Matthew S. Furman, Nicole Napolitano and William Rigger and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carl A. Hess Carl A. Hess	Director and Chief Executive Officer (Principal Executive Officer)	February 28, 2022

/s/ Victor F. Ganzi Victor F. Ganzi	Non-Executive Chair and Director	February 28, 2022

/s/ Inga Beale Inga Beale	Director	February 28, 2022

/s/ Anna C. Catalano Anna C. Catalano	Director	February 28, 2022

/s/ Michael Hammond Michael Hammond	Director	February 28, 2022

/s/ Wendy E. Lane Wendy E. Lane	Director	February 28, 2022

/s/ Brendan R. O’Neill Brendan R. O’Neill	Director	February 28, 2022

/s/ Linda D. Rabbitt Linda D. Rabbitt	Director	February 28, 2022

/s/ Michelle Swanback Michelle Swanback	Director	February 28, 2022

/s/ Paul Thomas Paul Thomas	Director	February 28, 2022

/s/ Wilhelm Zeller Wilhelm Zeller	Director	February 28, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 28, 2022.

WILLIS TOWERS WATSON SUB HOLDINGS UNLIMITED COMPANY

By:	/s/ William Rigger
Name: William Rigger
Title: Authorized Signatory

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Carl A. Hess, Andrew Krasner, Matthew S. Furman, Nicole Napolitano, William Rigger, Derrick Coggin and J. Ammon Smartt and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Campbell	Director	February 28, 2022
James Campbell

/s/ Brian Curtis	Director	February 28, 2022
Brian Curtis

/s/ William Rigger	Authorized U.S. Representative	February 28, 2022
William Rigger

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 28, 2022.

WILLIS NETHERLANDS HOLDINGS B.V.

By:	/s/ J. Ammon Smartt
Name: J. Ammon Smartt
Title: Authorized Signatory

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Carl A. Hess, Andrew Krasner, Matthew S. Furman, Nicole Napolitano, William Rigger, Derrick Coggin and J. Ammon Smartt and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adriaan Cornelis Konijnendijk	Managing Director A	February 28, 2022
Adriaan Cornelis Konijnendijk

/s/ Rosemary Hazel Hammond-West	Managing Director B	February 28, 2022
Rosemary Hazel Hammond-West

/s/ Zie-Ar Sing-Jegat	Managing Director A	February 28, 2022
Zie-Ar Sing-Jegat

/s/ J. Ammon Smartt	Authorized U.S. Representative	February 28, 2022
J. Ammon Smartt

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 28, 2022.

WILLIS INVESTMENT UK HOLDINGS LIMITED

By:	/s/ J. Ammon Smartt
Name: J. Ammon Smartt
Title: Authorized Signatory

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Carl A. Hess, Andrew Krasner, Matthew S. Furman, Nicole Napolitano, William Rigger, Derrick Coggin and J. Ammon Smartt and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Katharine Boysen	Director	February 28, 2022
Katharine Boysen

/s/ Paul Hollands	Director	February 28, 2022
Paul Hollands

/s/ Jonathan Rand	Director	February 28, 2022
Jonathan Rand

/s/ William Rigger	Director	February 28, 2022
William Rigger

/s/ J. Ammon Smartt	Authorized U.S. Representative	February 28, 2022
J. Ammon Smartt

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 28, 2022.

TA I LIMITED

By:	/s/ J. Ammon Smartt
Name: J. Ammon Smartt
Title: Authorized Signatory

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Carl A. Hess, Andrew Krasner, Matthew S. Furman, Nicole Napolitano, William Rigger, Derrick Coggin and J. Ammon Smartt and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Katharine Boysen	Director	February 28, 2022
Katharine Boysen

/s/ Paul Hollands	Director	February 28, 2022
Paul Hollands

/s/ Jonathan Rand	Director	February 28, 2022
Jonathan Rand

/s/ William Rigger	Director	February 28, 2022
William Rigger

/s/ J. Ammon Smartt	Authorized U.S. Representative	February 28, 2022
J. Ammon Smartt

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 28, 2022.

WILLIS TOWERS WATSON UK HOLDINGS LIMITED

By:	/s/ J. Ammon Smartt
Name: J. Ammon Smartt
Title: Authorized Signatory

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Carl A. Hess, Andrew Krasner, Matthew S. Furman, Nicole Napolitano, William Rigger, Derrick Coggin and J. Ammon Smartt and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Katharine Boysen	Director	February 28, 2022
Katharine Boysen

/s/ Paul Hollands	Director	February 28, 2022
Paul Hollands

/s/ Jonathan Rand	Director	February 28, 2022
Jonathan Rand

/s/ William Rigger	Director	February 28, 2022
William Rigger

/s/ J. Ammon Smartt	Authorized U.S. Representative	February 28, 2022
J. Ammon Smartt

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 28, 2022.

TRINITY ACQUISITION PLC

By:	/s/ J. Ammon Smartt
Name: J. Ammon Smartt
Title: Authorized Signatory

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Carl A. Hess, Andrew Krasner, Matthew S. Furman, Nicole Napolitano, William Rigger, Derrick Coggin and J. Ammon Smartt and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Hollands	Director	February 28, 2022
Paul Hollands

/s/ Jonathan Rand	Director	February 28, 2022
Jonathan Rand

/s/ William Rigger	Director	February 28, 2022
William Rigger

/s/ J. Ammon Smartt	Authorized U.S. Representative	February 28, 2022
J. Ammon Smartt

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 28, 2022.

WILLIS GROUP LIMITED

By:	/s/ J. Ammon Smartt
Name: J. Ammon Smartt
Title: Authorized Signatory

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Carl A. Hess, Andrew Krasner, Matthew S. Furman, Nicole Napolitano, William Rigger, Derrick Coggin and J. Ammon Smartt and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Hollands	Director	February 28, 2022
Paul Hollands

/s/ William Rigger	Director	February 28, 2022
William Rigger

/s/ J. Ammon Smartt	Authorized U.S. Representative	February 28, 2022
J. Ammon Smartt

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 28, 2022.

WILLIS NORTH AMERICA INC.

By:	/s/ J. Ammon Smartt
Name: J. Ammon Smartt
Title: Authorized Signatory

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Carl A. Hess, Andrew Krasner, Matthew S. Furman, Nicole Napolitano, William Rigger, Derrick Coggin and J. Ammon Smartt and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Imran Qureshi Imran Qureshi	Director and Chief Executive Officer (Principal Executive Officer)	February 28, 2022

/s/ Gene Harry Wickes Gene Harry Wickes	Director	February 28, 2022

/s/ Carl A. Hess Carl A. Hess	Director	February 28, 2022